UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: December 7, 2006

Melo Biotechnology Holdings Inc.

 (Exact name of registrant as specified in its charter)

Canada	03-30801	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Room 1411, West Tower Shun Tak Center 168-200 Connaught Road Central, Hong Kong
(Address of principal executive offices)

Registrant’s Telephone Number, including area code: 852-2559-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 7, 2006, Melo Biotechnology Holdings Inc. (the “Company”), a Canadian corporation, entered into a Loan Agreement (the “Agreement”) with M.L. Strategic Limited, (“MLSL”) a British Virgin Islands corporation. MLSL is the owner of a majority of the issued and outstanding shares of the common stock of the Company.

Pursuant to the Agreement, the Company has agreed to borrow, and MLSL has agreed to lend, three hundred and eighty thousand U.S. dollars ($380,000.00) for use as operating capital in the Company’s business.  The loan will be distributed by MLSL to the Company in one lump sum within twenty-one (21) days from December 7, 2006 (the “Effective Date”).  The loan is an unsecured, non-interest bearing loan.  Pursuant to the Agreement, the Company is obligated to pay back the principal balance of the loan in a balloon payment, one year from the Effective Date.

ITEM 9.01

Exhibits

(c)

Exhibits. The following exhibit is filed herewith:

10.9

 Loan Agreement effective December 7, 2006, by and between Melo Biotechnology

             Holdings Inc. and M.L. Strategic Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Melo Biotechnology Holdings Inc.

By: /s/ Fung Ming

Fung Ming, Director